Exhibit 99.10

EXECUTION COPY

VOTING AGREEMENT

VOTING AGREEMENT, dated as of June 13, 2008 (this “Agreement”), by and among WorldSpace, Inc., a Delaware corporation (the “Company”), and the stockholders listed on the signature pages hereto under the heading “Stockholders” (each, a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, the Company and certain investors (each, an “Investor”, and collectively, the “Investors”) have entered into Amendment and Exchange Agreements (individually, with respect to any Investor, the “Amendment and Exchange Agreement” and collectively, with respect to all Investors, the “Amendment and Exchange Agreements”), pursuant to which, among other things, the Company and the Investors have agreed to exchange all of the Investors’ Existing Notes (as defined in the Amendment and Exchange Agreements) for (i) convertible secured notes, which shall be convertible into the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”) in accordance with the terms thereof, (ii) senior secured bridge notes and (iii) the Forbearance Warrants (as defined in the Amendment and Exchange Agreements).

WHEREAS, as of the date hereof, the Stockholders own collectively 20,192,905 shares of Common Stock, which represent in the aggregate approximately 47.64% of the total issued and outstanding capital stock of the Company; and

WHEREAS, as a condition to the willingness of the Investors to enter into the Amendment and Exchange Agreements and to consummate the transactions contemplated thereby (collectively, the “Transaction”), the Investors have required that each Stockholder agrees, and in order to induce the Investors to enter into the Amendment and Exchange Agreements, each Stockholder has agreed, to enter into this Agreement with respect to all the Common Stock now owned and which may hereafter be acquired by the Stockholders and any other securities, if any, which such Stockholder is currently entitled to vote, or after the date hereof, becomes entitled to vote, at any meeting of stockholders of the Company (the “Other Securities”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDER

SECTION 1.01. Voting Agreement. Subject to the last sentence of this Section 1.01, each Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, each of the Stockholders shall vote the Common Stock and the Other Securities: (a) in favor of the Stockholder Approval (as defined in the Amendment and Exchange Agreements) as described in Section 4(j) of the Amendment and Exchange Agreements; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Amendment and Exchange Agreements or which could result in any of the conditions to the

Company’s obligations under the Amendment and Exchange Agreements not being fulfilled. Each Stockholder acknowledges receipt and review of a copy of the Amendment and Exchange Agreements and the other Transaction Documents (as defined in the Amendment and Exchange Agreements). The obligations of the Stockholders under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approval.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

Each Stockholder hereby represents and warrants, severally but not jointly, to each of the Investors as follows:

SECTION 2.01. Authority Relative to This Agreement. Each Stockholder has all necessary legal capacity, power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors’ and other obligees’ rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Common Stock or the Other Securities owned by such Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Common Stock or the Other Securities owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Common Stock or Other Securities owned by such Stockholder are bound.

(b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Stockholder.

SECTION 2.03. Title to the Stock. As of the date hereof, each Stockholder is the owner of the number of shares of Common Stock set forth opposite its name on Appendix A attached hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which Common Stock represent on the date hereof the percentage

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of the outstanding stock and voting power of the Company set forth on such Appendix. Such Common Stock are all the securities of the Company owned, either of record or beneficially, by such Stockholder. Except as set forth on Schedule 2.03, such Common Stock are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder’s voting rights, charges and other encumbrances of any nature whatsoever. No Stockholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Other Securities owned by such Stockholder.

ARTICLE III

COVENANTS

SECTION 3.01. No Disposition or Encumbrance of Stock. Each Stockholder hereby covenants and agrees that, until the Stockholder Approval has been obtained, except as contemplated by this Agreement, such Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Common Stock or Other Securities, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that any such Stockholder may assign, sell or transfer any Common Stock or Other Securities provided that any such recipient of the Common Stock or Other Securities has delivered to the Company and each Investor a written agreement in a form reasonably satisfactory to the Investors that the recipient shall be bound by, and the Common Stock and/or Other Securities so transferred, assigned or sold shall remain subject to this Agreement.

SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and such Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement on any of the Common Stock or Other Securities subject to this Agreement unless the provisions of Section 3.01 have been complied with. The Company agrees to use its reasonable best efforts to ensure that at any time in which any Stockholder Approval is required pursuant to Section 4(j) of the Amendment and Exchange Agreements, it will cause holders of Common Stock or Other Securities representing the percentage of outstanding capital stock required to vote in favor of the Transaction in order for the Company to comply with its obligations under Section 4(j) of the Amendment and Exchange Agreements to become party to and bound by the terms and conditions of this Agreement and the Common Stock and Other Securities held by such holders to be subject to the terms and conditions of this Agreement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Further Assurances. Each Stockholder will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

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SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Any Investor shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

SECTION 4.03. Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholders with respect to the subject matter hereof.

SECTION 4.04. Amendment. The provisions of this Agreement may not be amended or waived, nor may this Agreement be terminated by the Company other than pursuant to the provisions of Section 4.07.

SECTION 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 4.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and each Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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SECTION 4.07. Termination. This Agreement shall terminate immediately following the occurrence of the Stockholder Approval.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Stockholder and the Company has duly executed this Agreement.

THE COMPANY:

WORLDSPACE, INC.

	By:	/s/ Sridhar Ganesan
	Name:	Sridhar Ganesan
	Title:	Chief Financial Officer

Dated: June 13, 2008

	Address:	WorldSpace, Inc. 8515 Georgia Avenue, Silver Spring MD 20910

STOCKHOLDERS:

/s/ Noah A. Samara
NOAH A. SAMARA
Dated: June 13, 2008
	Address:	c/o WorldSpace, Inc. 8515 Georgia Avenue, Silver Spring MD 20910

STOCKHOLDERS:

TELUS COMMUNICATIONS INC.

	By:	/s/ Noah A. Samara
	Name:	Noah A. Samara
	Title:	President

Dated: June 13, 2008

	Address:	c/o WorldSpace, Inc. 8515 Georgia Avenue, Silver Spring MD 20910

STOCKHOLDERS:

YENURA PTE. LTD.

	By:	/s/ Noah A. Samara
	Name:	Noah A. Samara
	Title:	Director

Dated: June 13, 2008

	Address:	Yenura Pte. Ltd. 7 Temasek Boulevard #21-02 Suntec Tower One Singapore 038987

APPENDIX A

Stockholder	Common Stock Owned	Percentage of Stock Outstanding	Voting Percentage of Stock Outstanding
Noah A. Samara*	891,462	2.1%	2.1%
Yenura Pte. Ltd.	17,426,443	41.1%	41.1%
TelUS Communications Inc.	1,875,000	4.4%	4.4%

*	In addition, Mr. Samara owns 7,596,875 options to acquire shares of voting Common Stock that are exercisable within 60 days of the date hereof.